Exhibit 10.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”), dated as of March 4, 2024 is between WILLIAM BENNETT NANCE, JR. (“Executive”), and GLOBAL HYDROGEN ENERGY LLC, a Delaware limited liability company (“Company”);

WHEREAS, Executive is employed as Chief Executive Officer of the Company pursuant to an employment agreement dated as of May 14, 2023 (the “Employment Agreement”); and

WHEREAS, the parties hereto desire to amend certain provisions in the Employment Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, the parties hereby agree as follows:

IT IS AGREED:

1. Amendments.

(a) Section 2(b)(i) of the Employment Agreement is hereby amended by replacing it in its entirety with the following:

“(i) Base Salary. During the Employment Period, Executive shall not receive any base salary (“Base Salary”).

(b) Section 2(b) of the Employment Agreement is hereby amended by adding a new clause (vii) as follows:

“(vii”) Gross Profit. Executive shall be entitled to receive payments (“Gross Profit Payments”) equal to 15% of the Gross Profit (as defined below) of the Company, determined in accordance with U.S. generally accepted accounting principles, up to a maximum amount of $250,000 on an annualized basis, less applicable taxes and withholdings. “Gross Profit” shall be calculated by taking the total sales revenue earned by the Company attributable to contracts sourced by the Executive during the applicable period less all sales costs incurred by the Company in that same time period relating to such contracts.”

(c) Section 3(c)(ii) of the Employment Agreement is deleted in its entirety.

(d) Section 4(a)(i) of the Employment Agreement is hereby amended by replacing it in its entirety with the following:

“(i) The following, to the extent applicable: (A) Executive’s earned but unpaid Base Salary and any earned but unpaid Gross Profit Payments through the Date of Termination, (B) payment for accrued but unused vacation time existing as of the Date of Termination, (C) any earned but unpaid Annual Bonus (if any) payable to Executive pursuant to Section 2(b)(ii) above for any Bonus Year immediately preceding the year in which the Date of Termination occurs (if applicable), and (D) any vested amounts due to Executive under any plan, program or policy of the Company or Parent, to the extent not previously paid (if any) (collectively, the “Accrued Obligations”), which shall be paid or provided, in each case, in the time periods required by applicable law;”

(e) Section 8(g)(iv) of the Employment Agreement is hereby amended by replacing it in its entirety with the following:

“(iv) “Prohibited Period” shall mean the period during which Executive is employed by any member of the Company Group and continuing for a period of: (A) twelve (12) months following the date that Executive is no longer employed by any member of the Company Group, with respect to the covenants set forth in Sections 8(b)(i) and 8(b)(ii) above; and (B) twelve (12) months following the date that Executive is no longer employed by any member of the Company Group with respect to the covenants set forth in Sections 8(b)(iii) and 8(b)(iv) above.”

(f) All references to the Employment Agreement in the Employment Agreement or in any annex, exhibit or schedule thereto shall be deemed to be references to the Employment Agreement as amended hereby.

2. Miscellaneous. Except as expressly amended hereby, the Employment Agreement shall remain in full force and effect. This Amendment and the Employment Agreement, and any annexes, exhibits or schedules hereto or thereto, set forth the entire agreement of the parties relating to the employment of Executive and are intended to supersede all prior negotiations, understandings and agreements between Executive and the Company or any of its subsidiaries. This Amendment is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person. This Amendment may be executed in any number of identical counterparts, each of which shall be deemed to be an original, and all of which shall collectively constitute a single agreement, fully binding and enforceable against the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

GLOBAL GAS CORPORATION

By:	/s/ Michael A Castaldy
	Name:	Michael A Castaldy
	Title:	Director

/s/ William Bennett Nance, Jr.
WILLIAM BENNETT NANCE, JR.

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